EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to The Worthington Steel Company (Malvern) Union Retirement Savings Plan of our report dated June 14, 1996, with respect to the consolidated financial statements of Worthington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/Ernst & Young LLP
                                       _____________________________________
                                       Ernst & Young LLP

Columbus, Ohio
December 18, 1996